ARTICLES OF AMENDMENT

OF

COHEN & STEERS PREFERRED SECURITIES FUND, INC.

changing its name to

COHEN & STEERS PREFERRED SECURITIES AND INCOME FUND, INC.


	Cohen & Steers Preferred Securities Fund, Inc., a Maryland corporation having its principal office in the State of Maryland in Baltimore, Maryland
(hereinafter called the "Corporation"), hereby certifies to the State
Department of Assessments and Taxation of Maryland that:
	FIRST:  The charter of the Corporation is hereby amended by striking out
Article SECOND of the Articles of Incorporation and inserting in lieu thereof the following:

"SECOND: The name of the corporation (hereinafter called the "Corporation") is Cohen & Steers Preferred Securities and Income Fund, Inc."

	SECOND:  The foregoing charter amendment was duly approved by a majority of the entire Board of Directors of the Corporation in accordance with Section
2-603(c) of the Maryland General Corporation Law.
	IN WITNESS WHEREOF, Cohen & Steers Preferred Securities Fund, Inc. has caused these Articles of Amendment to be signed in its name and on its behalf by its
Vice President and witnessed by its Assistant Secretary on April 20, 2010.







COHEN & STEERS PREFERRED SECURITIES FUND, INC.



By: /s/ William F. Scapell
	Name:   William F. Scapell
	Title:     Vice President

Witness:


/s/ Tina M. Payne
Name:   Tina M. Payne
Title:     Assistant Secretary


The UNDERSIGNED Vice President of Cohen & Steers Preferred Securities Fund, Inc., who executed on behalf of said Corporation the foregoing Articles of Amendment of which this certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Articles of Amendment to be the corporate act of said Corporation and further certifies that, to the best of his knowledge, information and belief all matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.



/s/ William F. Scapell
Name:   William F. Scapell
Title:     Vice President